UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2019
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-37897	26-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)
(844) 362-2566
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OBLN	The NASDAQ Stock Market LLC (NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.
On August 1, 2019, Obalon Therapeutics, Inc., a Delaware corporation (“the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”) in connection with a public offering (the “Offering”) of an aggregate of (i) 2,427,500 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) exercisable into an aggregate of 1,735,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), together with Common Stock purchase warrants (the “Purchase Warrants”, and together with the “Pre-Funded Warrants,” the “Warrants”) to purchase up to an aggregate of 3,234,375 shares of Common Stock (the “Purchase Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), which included the exercise of the over-allotment option to purchase 412,500 additional Shares and 421,875 additional Warrants.
Other than with respect to the over-allotment option, each Share and Pre-Funded Warrant sold in the Offering were sold together with a Purchase Warrant as a fixed combination. The Shares and accompanying Purchase Warrants were sold at a price to the public of $4.00, less underwriting discounts and commissions and the Pre-Funded Warrants and accompanying Purchase Warrants were sold at a price to the public of $3.999, less underwriting discounts and commissions. The Purchase Warrants are exercisable immediately, will expire on August 6, 2024 and have an exercise price of $4.40 per share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events. No fractional shares of Common Stock will be issued in connection with the exercise of a Purchase Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share. The Purchase Warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the Purchase Warrants. In addition, the holder of the Purchase Warrant will be entitled to receive upon exercise of the Purchase Warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the Purchase Warrant immediately prior to such fundamental transaction.
The Purchase Warrants also provide that if a registration statement registering the issuance of the shares of common stock underlying the Purchase Warrants under the Securities Act of 1933, as amended, is not effective or no current prospectus is available then the Purchase Warrants may only be exercised, in whole or in part, through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Purchase Warrant.
The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering, in lieu of shares of Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at a nominal exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The shares of Common Stock, Pre-Funded Warrants and Purchase Warrants were issued separately and are immediately separable upon issuance.
The Offering was made pursuant to a Registration Statement (No. 333-232276) on Form S-1, which was initially filed by the Company with the Securities and Exchange Commission on June 21, 2019, and declared effective on August 1, 2019.
The Offering closed on August 6, 2019 and the Company received net proceeds of approximately $15.4 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering. The Company intends to use the net proceeds from this offering to launch its transition to company-owned or managed Obalon-branded retail centers, and for general corporate purposes.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.
The foregoing descriptions of the Underwriting Agreement, Pre-Funded Warrants and Purchase Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, Pre-Funded Warrants and Purchase Warrants, which are attached hereto as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.
The information in Item 1.01 with respect to the Warrants is incorporated by reference into this Item 3.03.
Item 8.01 Other Events.
The Company issued press releases announcing the pricing and closing of the Offering on August 1, 2019 and August 6, 2019, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Description
1.1	Underwriting Agreement, entered into by Obalon Therapeutics, Inc. on August 1, 2019 with A.G.P./Alliance Global Partners.
4.1	Form of Pre-Funded Warrant (included in Exhibit 1.1)
4.2	Form of Common Stock Purchase Warrant (included in Exhibit 1.1)
99.1	Press release announcing pricing of the Offering on August 1, 2019
99.2	Press release announcing closing of the Offering on August 6, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBALON THERAPEUTICS, INC.

Date: August 6, 2019	By:	/s/ William Plovanic
William Plovanic
President and Chief Financial Officer